Exhibit 99.1

Shore Bancshares, Inc.
18 E. Dover Street
Easton, Maryland 21601
Phone 410-822-1400

PRESS RELEASE

Shore Bancshares Reports Third Quarter and Nine-Month Results

Easton, Maryland (10/24/2008) - Shore Bancshares, Inc. (NASDAQ - SHBI) reported net income of $3.1 million or $0.37 per diluted share for the third quarter of 2008, compared to $2.8 million or $0.33 per diluted share for the second quarter of 2008 and $3.4 million or $0.40 per diluted share for the third quarter of 2007. Net income for the first nine months of 2008 was $9.2 million or $1.10 per diluted share, compared to $10.1 million or $1.20 per diluted share for the first nine months of 2007.

“Overall, even though the banking climate did not improve, we are pleased with our third quarter results as net income increased 11% over the second quarter. Returns on average assets and equity also were higher than they were at the end of the second quarter of 2008,” said W. Moorhead Vermilye, president and chief executive officer. “Over the first nine months of this year, loans grew 11.5% and this growth was funded mainly by deposit growth (+9.6%), which is encouraging in such a competitive and rate-sensitive banking environment. The net interest margin did decline by 7 basis points to 4.10%, when compared to the second quarter of this year.”

“Our profitability and the strength of our balance sheet have enabled us to further build our solid capital position, which grew by 4.3% over the first nine months of 2008 to $125.4 million and results in a ratio of average equity to average assets of 12.33%.”

“We increased the provision for credit losses during the third quarter to $875 thousand bringing the total allowance for possible credit losses to 1% of total loans at quarter-end, which is up from 0.98% at June 30, 2008 and 0.96% a year ago. The ratio of annualized net charge-offs to average loans advanced to 0.25% and the ratio of nonperforming assets to total assets increased to 0.72% at quarter-end. We believe that our current loan-loss reserves are adequate and that our levels of charge-offs and nonperforming assets will compare favorably to our peers when third quarter results are in for the other Mid-Atlantic banking companies.”

“Credit quality in the existing loan portfolios is paramount -- we are working proactively to identify potential problems, establish rational values and build reserves accordingly, as evidenced by the increase in this quarter’s provision. Credit quality will also be an acute focus as we originate new loans. We recognize that continuing to grow our capital base is essential to our ability to expand organically and our ability to evaluate acquisition-related opportunities,” said Vermilye.

The Company’s return on average assets for the third quarter of 2008 was 1.19%, compared to 1.12% and 1.42% for the quarters ended June 30, 2008 and September 30, 2007, respectively. The return on average stockholders’ equity was 9.81% for the third quarter of 2008, compared to 8.98% for the second quarter of 2008 and 11.51% for the third quarter of 2007.

The Company’s return on average assets for the first nine months of 2008 was 1.23%, compared to 1.43% for the first nine months of 2007. The return on average stockholders’ equity was 9.95% for the first nine months of 2008, compared to 11.76% for the same period in 2007.

At September 30, 2008, total assets were $1.037 billion, total deposits were $839.2 million, and total stockholders’ equity was $125.4 million, an increase of 8.4%, 9.6% and 4.3%, respectively, when compared to the same amounts at December 31, 2007. The increase in total assets of $80.1 million since December 31, 2007 related mainly to loan growth, funded primarily by deposit growth. The growth in loans was $89.1 million, or 11.5%, during the first nine months of 2008, with period-end loans totaling $865.4 million at September 30, 2008.

Review of Quarterly Financial Results
Net interest income for the third quarter of 2008 was $9.9 million, an increase of 2.9% from the second quarter of 2008 and a decrease of 5.3% from the same period last year. Higher loan volume was the primary reason for the increase from the second quarter of 2008 and lower yields on earning assets was the primary reason for the decrease from the third quarter of 2007. The Company’s net interest margin was 4.10% for the third quarter of 2008, a decrease of 7 basis points when compared to the second quarter of 2008 and a decrease of 64 basis points when compared to the third quarter of 2007.

The provision for credit losses was $875 thousand for the three months ended September 30, 2008. The comparable amounts were $615 thousand and $604 thousand for the three months ended June 30, 2008 and September 30, 2007, respectively. The increased provision for the third quarter of 2008 when compared to the second quarter of 2008 and the third quarter of 2007 reflected the continued growth in the loan portfolio, an increase in nonperforming assets and charge-offs, as well as overall economic conditions. Net charge-offs were $539 thousand for the third quarter of 2008, $259 thousand for the second quarter of 2008 and $268 thousand for the third quarter of 2007. Quarter-to-date annualized net charge-offs to average loans was 0.25% for the third quarter of 2008, 0.13% for the second quarter of 2008 and 0.15% for the third quarter of 2007. Nonperforming assets to total assets was 0.72% at September 30, 2008. The comparable nonperforming asset ratio was 0.47% at both June 30, 2008 and September 30, 2007. The allowance for credit losses to period-end loans was 1.00% at September 30, 2008, 0.98% at June 30, 2008 and 0.96% at September 30, 2007. Management believes that the provision for credit losses and the resulting allowance were adequate at September 30, 2008.

Total noninterest income for the third quarter of 2008 increased $2.2 million when compared to the third quarter of 2007. Service charge income decreased $26 thousand, insurance agency commissions increased $1.4 million and other noninterest income increased $775 thousand for the third quarter of 2008 when compared to the third quarter of 2007. The increase in insurance agency commissions was primarily the result of the acquisition of two insurance agencies during the fourth quarter of 2007. Included in other noninterest income was a $1.3 million gain on the sale of a bank branch to the State of Maryland as part of a road widening project. This gain was partially offset by a $371 thousand write-down of Freddie Mac Preferred Stock and a $337 thousand loss on the sale of the Company’s investment in Delmarva Bank Data Processing Center, Inc., an unconsolidated subsidiary. Total noninterest income increased $52 thousand from the second quarter of 2008 primarily due to an increase in other noninterest income of $420 thousand, which included the $1.3 million gain on the land and bank building sale and the $708 thousand investment write-down and loss, partially offset by a decrease in insurance agency commissions of $374 thousand.

Noninterest expense for the third quarter of 2008 increased $1.8 million when compared to the third quarter of 2007. The increase was primarily attributable to the operating expenses of the two insurance agencies acquired during the fourth quarter of 2007. Salaries and benefits increased $979 thousand and other noninterest expenses increased $662 thousand for the third quarter of 2008 when compared to the third quarter of 2007. Noninterest expense decreased $300 thousand from the second quarter of 2008 primarily due to a decrease in other noninterest expenses, including lower professional fees of $124 thousand and lower insurance commission expense of $170 thousand.

Review of Nine-Month Financial Results
Net interest income for the first nine months of 2008 was $29.6 million, a decrease of 3.4% when compared to the first nine months of 2007. The decrease was primarily the result of lower yields on earning assets. The net interest margin declined 40 basis points from 4.62% for the first nine months of 2007 to 4.22% for the first nine months of 2008.

The provisions for credit losses for the nine months ended September 30, 2008 and 2007 were $2.0 million and $1.3 million, respectively. The increased provision in 2008 reflected the overall growth of the loan portfolio, an increase in nonperforming loans and charge-offs, and overall economic conditions. Net charge-offs were $885 thousand and $338 thousand for the nine months ended September 30, 2008 and 2007, respectively. Year-to-date annualized net charge-offs to average loans was 0.14% for the first nine months of 2008 and 0.06% for the same period in 2007.

Total noninterest income for the nine months ended September 30, 2008 totaled $15.9 million, an increase of $6.0 million when compared to the same period in 2007. Service charge income increased $291 thousand, insurance agency commissions increased $4.6 million and other noninterest income increased $1.1 million for the first nine months of 2008 when compared to the same period last year. The increase in insurance agency commissions was primarily due to the acquisition of the two insurance agencies during the fourth quarter of 2007. Other noninterest income included the previously mentioned $1.3 million gain on the land and bank building sale and the $708 thousand investment write-down and loss.

Noninterest expense for the nine months ended September 30, 2008 was $28.7 million, an increase of $5.5 million when compared to the same period in 2007. The increase was primarily attributable to the operating expenses of the two insurance agencies acquired during the fourth quarter of 2007. Salaries and benefits increased $3.1 million and other noninterest expenses increased $2.2 million for the first nine months of 2008 when compared to the same period in 2007.

Shore Bancshares Information
Shore Bancshares, Inc. is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland’s Eastern Shore. It is the parent company of three banks, The Talbot Bank of Easton, Maryland, The Centreville National Bank of Maryland, and The Felton Bank; three insurance producer firms, The Avon-Dixon Agency, LLC, Elliott Wilson Insurance, LLC and Jack Martin and Associates, Inc; a wholesale insurance company, TSGIA, Inc; two insurance premium finance companies, Mubell Finance, LLC and ESFS, Inc; a registered investment adviser firm, Wye Financial Services, LLC; and a mortgage broker subsidiary, Wye Mortgage Group, LLC.

Forward-Looking Statements
This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but statements about management’s beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

For further information contact: W. Moorhead Vermilye, President and CEO

Shore Bancshares, Inc.
Financial Highlights
(Dollars in thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2008	2007	% Change	2008	2007	% Change
PROFITABILITY FOR THE PERIOD
Net interest income	$9,909	$10,463	(5.3)%	$29,571	$30,610	(3.4)%
Provision for credit losses	875	604	44.9	1,952	1,259	55.0
Noninterest income	5,246	3,055	71.7	15,942	9,964	60.0
Noninterest expense	9,429	7,599	24.1	28,749	23,237	23.7
Income before income taxes	4,851	5,315	(8.7)	14,812	16,078	(7.9)
Income tax expense	1,780	1,964	(9.4)	5,603	5,968	(6.1)
Net income	$3,071	$3,351	(8.4)	$9,209	$10,110	(8.9)

Return on average assets	1.19%	1.42%	(16.2)%	1.23%	1.43%	(14.0)%
Return on average equity	9.81	11.51	(14.8)	9.95	11.76	(15.4)
Net interest margin	4.10	4.74	(13.5)	4.22	4.62	(8.7)
Efficiency ratio - GAAP based	62.22	56.21	10.7	63.17	57.27	10.3

PER SHARE DATA
Basic net income	$0.37	$0.40	(7.5)%	$1.10	$1.21	(9.1)%
Diluted net income	0.37	0.40	(7.5)	1.10	1.20	(8.3)
Dividends paid	0.16	0.16	-	0.48	0.48	-
Book value at period end	14.92	14.05	6.2
Tangible book value at period end	12.30	12.46	(1.3)
Market value at period end	25.70	24.14	6.5
Market range:
High	27.25	27.05	0.7	27.25	30.76	(11.4)
Low	18.00	20.52	(12.3)	18.00	20.52	(12.3)

AT PERIOD END
Loans	$865,437	$750,457	15.3%
Securities	93,149	122,773	(24.1)
Assets	1,037,026	939,877	10.3
Deposits	839,217	760,123	10.4
Stockholders' equity	125,401	117,736	6.5

CAPITAL AND CREDIT QUALITY RATIOS
Average equity to average assets	12.12%	12.30%		12.33%	12.13%
Annualized net charge-offs to average loans	0.25	0.15		0.14	0.06
Allowance for credit losses to period-end loans	1.00	0.96
Nonperforming assets to total assets	0.72	0.47

Shore Bancshares, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)

				Sep. 30, 2008	Sep. 30, 2008
	Sep. 30,	Dec. 31,	Sep. 30,	compared to	compared to
	2008	2007	2007	Dec. 31, 2007	Sep. 30, 2007
ASSETS
Cash and due from banks	$21,883	$17,198	$19,972	27.2%	9.6%
Interest-bearing deposits with other banks	513	3,036	3,642	(83.1)	(85.9)
Federal funds sold	15,416	6,646	7,039	132.0	119.0
Investments available-for-sale (at fair value)	82,235	97,137	109,873	(15.3)	(25.2)
Investments held-to-maturity	10,914	12,896	12,900	(15.4)	(15.4)

Loans	865,437	776,350	750,457	11.5	15.3
Less: allowance for credit losses	(8,618)	(7,551)	(7,221)	14.1	19.3
Loans, net	856,819	768,799	743,236	11.4	15.3

Premises and equipment, net	14,097	15,617	15,651	(9.7)	(9.9)
Accrued interest receivable	5,023	5,008	5,840	0.3	(14.0)
Goodwill	15,954	15,954	11,939	-	33.6
Other intangible assets, net	6,050	6,436	1,366	(6.0)	342.9
Other real estate owned	-	176	745	(100.0)	(100.0)
Other assets	8,122	8,008	7,674	1.4	5.8

Total assets	$1,037,026	$956,911	$939,877	8.4	10.3

LIABILITIES
Noninterest-bearing deposits	$118,049	$104,081	$110,496	13.4	6.8
Interest-bearing deposits	721,168	661,814	649,627	9.0	11.0
Total deposits	839,217	765,895	760,123	9.6	10.4

Short-term borrowings	53,078	47,694	39,389	11.3	34.8
Long-term debt	8,485	12,485	16,000	(32.0)	(47.0)
Accrued interest payable and other liabilities	10,845	10,602	6,629	2.3	63.6
Total liabilities	911,625	836,676	822,141	9.0	10.9

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized
35,000,000 shares	84	84	84	-	-
Additional paid in capital	29,744	29,539	29,518	0.7	0.8
Retained earnings	95,224	90,365	88,367	5.4	7.8
Accumulated other comprehensive income (loss)	349	247	(233)	41.3	249.8
Total stockholders' equity	125,401	120,235	117,736	4.3	6.5

Total liabilities and stockholders' equity	$1,037,026	$956,911	$939,877	8.4	10.3

Period-end shares outstanding	8,405	8,381	8,380	0.3	0.3
Book value per share	$14.92	$14.35	$14.05	4.0	6.2

Shore Bancshares, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2008	2007	% Change	2008	2007	% Change
INTEREST INCOME
Interest and fees on loans	$14,179	$14,732	(3.8)%	$42,700	$42,566	0.3%
Interest and dividends on investment securities:
Taxable	924	1,325	(30.3)	2,949	3,900	(24.4)
Tax-exempt	95	128	(25.8)	327	387	(15.5)
Interest on federal funds sold	79	178	(55.6)	284	988	(71.3)
Interest on deposits with other banks	21	180	(88.3)	88	847	(89.6)
Total interest income	15,298	16,543	(7.5)	46,348	48,688	(4.8)

INTEREST EXPENSE
Interest on deposits	4,955	5,493	(9.8)	15,295	16,263	(6.0)
Interest on short-term borrowings	344	279	23.3	1,026	838	22.4
Interest on long-term debt	90	308	(70.8)	456	977	(53.3)
Total interest expense	5,389	6,080	(11.4)	16,777	18,078	(7.2)

NET INTEREST INCOME	9,909	10,463	(5.3)	29,571	30,610	(3.4)
Provision for credit losses	875	604	44.9	1,952	1,259	55.0

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	9,034	9,859	(8.4)	27,619	29,351	(5.9)

NONINTEREST INCOME
Service charges on deposit accounts	923	949	(2.7)	2,711	2,420	12.0
Investment securities gains (losses)	-	-	-	-	1	(100.0)
Insurance agency commissions	2,845	1,403	102.8	9,595	5,004	91.7
Other noninterest income	1,478	703	110.2	3,636	2,539	43.2
Total noninterest income	5,246	3,055	71.7	15,942	9,964	60.0

NONINTEREST EXPENSE
Salaries and employee benefits	5,802	4,823	20.3	17,545	14,471	21.2
Occupancy expense	558	460	21.3	1,594	1,444	10.4
Furniture and equipment expense	310	318	(2.5)	894	988	(9.5)
Data processing	486	454	7.0	1,396	1,353	3.2
Directors' fees	131	136	(3.7)	426	427	(0.2)
Amortization of intangible assets	128	56	128.6	386	203	90.1
Other noninterest expenses	2,014	1,352	49.0	6,508	4,351	49.6
Total noninterest expense	9,429	7,599	24.1	28,749	23,237	23.7

Income before income taxes	4,851	5,315	(8.7)	14,812	16,078	(7.9)
Income tax expense	1,780	1,964	(9.4)	5,603	5,968	(6.1)

NET INCOME	$3,071	$3,351	(8.4)	$9,209	$10,110	(8.9)

Weighted average shares outstanding - basic	8,388	8,380	0.1	8,382	8,380	0.0
Weighted average shares outstanding - diluted	8,395	8,392	0.0	8,390	8,394	(0.0)

Basic net income per share	$0.37	$0.40	(7.5)	$1.10	$1.21	(9.1)
Diluted net income per share	0.37	0.40	(7.5)	1.10	1.20	(8.3)
Dividends paid per share	0.16	0.16	-	0.48	0.48	-

Shore Bancshares, Inc.
Financial Highlights By Quarter
(Dollars in thousands, except per share data)

	3rd quarter	2nd quarter	1st quarter	4th quarter	3rd quarter	3Q 08	3Q 08
	2008	2008	2008	2007	2007	compared to	compared to
	(3Q 08)	(2Q 08)	(1Q 08)	(4Q 07)	(3Q 07)	2Q 08	3Q 07
PROFITABILITY FOR THE PERIOD
Net interest income	$9,909	$9,632	$10,030	$10,426	$10,463	2.9%	(5.3)%
Provision for credit losses	875	615	462	465	604	42.3	44.9
Noninterest income	5,246	5,194	5,502	4,715	3,055	1.0	71.7
Noninterest expense	9,429	9,729	9,591	9,302	7,599	(3.1)	24.1
Income before income taxes	4,851	4,482	5,479	5,374	5,315	8.2	(8.7)
Income tax expense	1,780	1,716	2,107	2,034	1,964	3.7	(9.4)
Net income	$3,071	$2,766	$3,372	$3,340	$3,351	11.0	(8.4)

Return on average assets	1.19%	1.12%	1.38%	1.40%	1.42%	6.2%	(16.2)%
Return on average equity	9.81	8.98	10.96	11.78	11.51	9.2	(14.8)
Net interest margin	4.10	4.17	4.42	4.70	4.74	(1.7)	(13.5)
Efficiency ratio - GAAP based	62.22	65.62	61.75	61.44	56.21	(5.2)	10.7

PER SHARE DATA
Basic net income	$0.37	$0.33	$0.40	$0.40	$0.40	12.1%	(7.5)%
Diluted net income	0.37	0.33	0.40	0.40	0.40	12.1	(7.5)
Dividends paid	0.16	0.16	0.16	0.16	0.16	-	-
Book value at period end	14.92	14.65	14.62	14.35	14.05	1.8	6.2
Tangible book value at period end	12.30	12.01	11.96	11.68	12.46	2.4	(1.3)
Market value at period end	25.70	18.72	21.45	21.95	24.14	37.3	6.5
Market range:
High	27.25	26.47	23.40	24.72	27.05	2.9	0.7
Low	18.00	18.52	20.00	20.00	20.52	(2.8)	(12.3)

AT PERIOD END
Loans	$865,437	$841,600	$808,583	$776,350	$750,457	2.8%	15.3%
Securities	93,149	91,842	99,062	110,033	122,773	1.4	(24.1)
Assets	1,037,026	1,019,463	1,003,836	956,911	939,877	1.7	10.3
Deposits	839,217	818,656	808,917	765,895	760,123	2.5	10.4
Stockholders' equity	125,401	123,038	122,699	120,235	117,736	1.9	6.5

CAPITAL AND CREDIT QUALITY RATIOS
Average equity to average assets	12.12%	12.41%	12.56%	11.91%	12.30%
Annualized net charge-offs to average loans	0.25	0.13	0.04	0.06	0.15
Allowance for credit losses to period-end loans	1.00	0.98	0.98	0.97	0.96
Nonperforming assets to total assets	0.72	0.47	0.34	0.39	0.47

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter
(Dollars in thousands, except per share data)

						3Q 08	3Q 08
						compared to	compared to
	3Q 08	2Q 08	1Q 08	4Q 07	3Q 07	2Q 08	3Q 07
INTEREST INCOME
Interest and fees on loans	$14,179	$13,961	$14,560	$14,958	$14,732	1.6%	(3.8)%
Interest and dividends on investment securities:
Taxable	924	945	1,080	1,205	1,325	(2.2)	(30.3)
Tax-exempt	95	109	123	124	128	(12.8)	(25.8)
Interest on federal funds sold	79	83	122	120	178	(4.8)	(55.6)
Interest on deposits with other banks	21	29	38	46	180	(27.6)	(88.3)
Total interest income	15,298	15,127	15,923	16,453	16,543	1.1	(7.5)

INTEREST EXPENSE
Interest on deposits	4,955	4,997	5,343	5,430	5,493	(0.8)	(9.8)
Interest on short-term borrowings	344	316	366	426	279	8.9	23.3
Interest on long-term debt	90	182	184	171	308	(50.5)	(70.8)
Total interest expense	5,389	5,495	5,893	6,027	6,080	(1.9)	(11.4)

NET INTEREST INCOME	9,909	9,632	10,030	10,426	10,463	2.9	(5.3)
Provision for credit losses	875	615	462	465	604	42.3	44.9

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	9,034	9,017	9,568	9,961	9,859	0.2	(8.4)

NONINTEREST INCOME
Service charges on deposit accounts	923	917	871	952	949	0.7	(2.7)
Investment securities gains (losses)	-	-	-	4	-	-	-
Insurance agency commissions	2,845	3,219	3,531	2,694	1,403	(11.6)	102.8
Other noninterest income	1,478	1,058	1,100	1,065	703	39.7	110.2
Total noninterest income	5,246	5,194	5,502	4,715	3,055	1.0	71.7

NONINTEREST EXPENSE
Salaries and employee benefits	5,802	5,759	5,984	5,520	4,823	0.7	20.3
Occupancy expense	558	537	499	518	460	3.9	21.3
Furniture and equipment expense	310	298	286	324	318	4.0	(2.5)
Data processing	486	440	470	467	454	10.5	7.0
Directors' fees	131	130	165	178	136	0.8	(3.7)
Amortization of intangible assets	128	129	129	130	56	(0.8)	128.6
Other noninterest expenses	2,014	2,436	2,058	2,165	1,352	(17.3)	49.0
Total noninterest expense	9,429	9,729	9,591	9,302	7,599	(3.1)	24.1

Income before income taxes	4,851	4,482	5,479	5,374	5,315	8.2	(8.7)
Income tax expense	1,780	1,716	2,107	2,034	1,964	3.7	(9.4)

NET INCOME	$3,071	$2,766	$3,372	$3,340	$3,351	11.0	(8.4)

Weighted average shares outstanding - basic	8,388	8,381	8,391	8,380	8,380	0.1	0.1
Weighted average shares outstanding - diluted	8,395	8,388	8,400	8,391	8,392	0.1	0.0

Basic net income per share	$0.37	$0.33	$0.40	$0.40	$0.40	12.1	(7.5)
Diluted net income per share	0.37	0.33	0.40	0.40	0.40	12.1	(7.5)
Dividends paid per share	0.16	0.16	0.16	0.16	0.16	-	-